UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2014

GO-PAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52766	27-0143340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lake Bellevue Drive, Suite 100 Bellevue WA.
(Address of principal executive offices)

425-256-3902
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to  simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers

On July 29, 2014 Stewart Irvine resigned his position as Chief Operating Officer (COO)

Appointment of Directors and Officers

On July 29, 2014, Mr. Jan Eric Claesson was appointed a director of the corporation and was appointed Chief Operating Officer ( COO) to fill the position vacated by Mr. Irvine.

 On July 29, 2014 Mr. Rojit Sorokhaibam was appointed Chief Technology Officer (CTO)

Biographical Information

Jan Eric Claesson- Chief  Operating Officer. Director

Mr. Claesson was appointed a director and officer on July 29, 2014 and for over the last five years, Mr. Claesson has been involved primarily in the IT industry as a C-level Information Technology executive with experience spanning internet, HIT, MA-PD, TPA, medical devices, operating systems, applications, gaming and mobility.  A multinational track record with global and emerging companies. A decade as CEO, including start-ups, private, public and Fortune 500 organizations. Roles required transformation of the business to achieve sustainability and scalability goals.

Mr. Claesson  has, and continues to be, Chief Executive Officer of Dillegence.Pro, advising health plans and providers how to navigate the changing world of ACA as it applies to technology, interoperability, economics, compliance and leadership. Hands on collaboration and advice to HIT executives on strategy and product direction, generation of marketing venues for HIT companies, medical devices, and guiding strategic partnering projects.

Some of Mr. Claesson's career highlights include 11 years as a senior executive with Mircrosoft Corporation and  Senior Management with Info Space, Inc. Mr. Claesson's full CV can be viewed as Exhibit 10.1 and is herein incorporated by reference.

Rojit Sorokhaibam- Chief  Technology Officer

Mr. Sorokhaibam was appointed Chief Technology Officer on July 29, 2014 and for over the last five years, Mr. Sorokhaibam has been involved primarily in the IT industry as an Engineer (Elec) and holds an International Business Management degree and has over  18years of experience in IT Industry. Well-traveled globally and involved successfully in multiple International projects. He offers IT consultancy services and focused for the market mainly in North America, England and Australasia countries. He is also associated with a group of highly qualified professionals who have extensive experience working with large global corporations and Fortune 500 companies in Silicon Valley.

Mr. Sorokhaibam started with a vision of providing cost effective, high quality technology solutions that are custom designed for each specific client.

His business model has proven in building a large clientele through word of mouth advertising and recommendations. His reputation, around the globe, has been built by providing the IT enabled services conscientiously and at a fair price without compromising International quality standards.

Technologies skills:

Mr. Sorokhaibam has delivered projects for his clients using the following technologies:

Web/Desktop: ASP.NET, C#.VB.NET, MVC, MS-SQL, DNN, PHP, Ruby on Rails, MySQL/PostGreSQL, Word Press, Joomla, Magento, SEO, Web Design, HTML 5, Bootstrap etc.

Mobile Development - Android/iphone/Windows etc.

Back Office Support: Email/Chat/Book Keeping/Accounting, Virtual PA etc.

Enterprise : Oracle/SAP etc.

His skills can be utilized for:

• Setting up a plan from scratch for an IT company

• Devise Strategy for IT Company

• Develop Market Intelligence

• Develop Strategy to counteract competition

• Technology Consultation

Mr. Sorokhaibam has been associated with Microsoft, US Embassy, WANG, Weik field group to name few, and worked for ING, New Kabul Bank, HSBC, USIS, British High Commission, Japan Consulate and involved in many e-governance solution for Pune/Pimpri Municipal Corporation etc.

Being associated with many different clients, business associates and partners over the years around the globe,  Mr. Sorokhaibam believes in delivering a seamless solution to his customers.

Mr. Sorokhaibam is also familiar with and has used Microsoft's MVC 4.0, ASP.NET 4.0 C#, SQL 2008 with Responsive design for all the available browsing devices in the market.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Directors Resolution
99.2	CV of Jan Eric Claesson
99.3	CV of Rojit Sorokhalibam

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GO-PAGE CORPORATION

Date: July 31, 2014	By:	/s/ Peter Schulhof
	Name:	Peter Schulhof
	Title:	President